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                                                                   EXHIBIT 23(d)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pegasus Communications Corporation on Form S-8 of our report dated April 26, 1996, except for Note 9 as to which the date is October 8, 1996, on the DBS Operations of Harron Communications Corp. appearing in the Registration Statement of Pegasus Communications Corporation on Form S-1 (No. 333-18739).

/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

March 3, 1997


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